UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2004

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under on Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2004, The Wet Seal, Inc. (the “Company”), certain affiliates of the Company (together with the Company, the “Borrowers”), Wet Seal GC, Inc. (the “Guarantor”), Fleet Retail Group, Inc., Fleet National Bank (together with Fleet Retail Group, Inc., the “Revolving Credit Lenders”) and Back Bay Capital Funding LLC entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”) to accommodate a new $8 million junior secured term loan. The Restated Credit Agreement amended and restated the Credit Agreement dated as of May 26, 2004 by and among the Borrowers, the Guarantor, the Revolving Credit Lenders and certain other lenders named therein (the “Original Credit Agreement”). Under the Credit Agreement, the $8 million junior secured term loan is secured by inventory and other assets of the Company and is junior to the $50 million senior revolving credit facility. The term loan bears interest at prime plus 7% and, together with other obligations under the Restated Credit Agreement, matures on May 27, 2007. Monthly payments of interest are payable through May 27, 2007, and the principal payment of $8 million is due on the maturity date of May 27, 2007.

Under the Restated Credit Agreement, the Borrowers are subject to borrowing base limitations on the amount that can be borrowed and certain customary covenants, including covenants restricting their ability to incur additional indebtedness, make investments and acquisitions, grant liens, pay dividends, close stores and dispose of their assets, subject to certain exceptions, or without the lenders’ consent. The ability of the Borrowers to borrow and request the issuance of letters of credit is subject to the requirement that the Borrowers maintain an excess of the borrowing base over the outstanding credit extensions of not less than the greater of 15% of such borrowing base or $7.5 million. In addition, payment of the term loan may be accelerated following certain term loan action events or events of default.

On September 28, 2004, the Company issued a press release to announce the closing of the term loan which occurred on September 27, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The terms of the Original Credit Agreement are described in note 3 to the Company’s financial statements in our quarterly report on Form 10-Q for the three months ended July 31, 2004, filed with the Securities Exchange Commission on September 9, 2004. The Original Credit Agreement is attached as Exhibit 10.2 to the Company’s Form 10-Q for the three months ended May 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: September 30, 2004	By:	/s/ Doug Felderman
Name: Doug Felderman Title: Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Copy of press release, dated September 28, 2004, issued by the Company.